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                                                                  Exhibit 15.1





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:  AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3
     (REGISTRATION NO. 333-45295)

We are aware that our report dated April 24, 1998 on our reviews of unaudited interim financial information of Ecolab Inc. for the periods ended March 31, 1998 and 1997, and included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                   PRICEWATERHOUSECOOPERS LLP
                                   /s/PricewaterhouseCoopers LLP

Saint Paul, Minnesota
August 3, 1998